UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below in Item 5.07, on December 9, 2020, the stockholders of AudioEye, Inc. (the “Company”) approved the Company’s 2020 Equity Incentive Plan (the “2020 Plan”). Approval of the 2020 Plan was included as Proposal 1 in the Company’s definitive proxy statement for its Special Meeting of Stockholders filed with the Securities and Exchange Commission on November 9, 2020 (the “Proxy Statement”).

The 2020 Plan provides for the issuance of up to 1,000,000 shares of the Company’s common stock to the Company’s employees, non-employee directors, consultants and advisors. Awards under the 2020 Plan can be granted in the form of stock options, stock appreciation rights, restricted stock, stock units, other stock-based awards and cash incentive awards. The 2020 Plan will be administered by the Compensation Committee of the Company’s Board of Directors. No new awards will be made under the AudioEye, Inc. 2019 Equity Incentive Plan.

The terms of the 2020 Plan are described in more detail in the Proxy Statement, which description is incorporated herein by reference.  The descriptions of the 2020 Plan contained herein and incorporated by reference from the Proxy Statement are qualified in their entirety by reference to the full text of the 2020 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The forms of award agreements to be used in connection with awards made under the 2020 Plan to the Company’s executive officers and non-employee directors are filed as Exhibits 10.2 through 10.6 hereto and the terms thereof are incorporated herein by reference:

•	Form of Restricted Stock Unit Award Agreement (Time-Based) – Exhibit 10.2;
•	Form of Restricted Stock Unit Award Agreement (Non-Employee Director Awards) – Exhibit 10.3;
•	Form of Performance Stock Unit Award Agreement (Performance-Based) – Exhibit 10.4;
•	Form of Incentive Stock Option Award Agreement – Exhibit 10.5;
•	Form of Non-Qualified Stock Option Award Agreement – Exhibit 10.6; and
•	Form of Other Stock-Based Award Agreement – Exhibit 10.7.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 9, 2020, the Company held a Special Meeting of Stockholders (the “Special Meeting”) entirely online via live webcast. At the Special Meeting, the Company’s stockholders voted on the two proposals described below. The proposals presented at the Special Meeting are described in detail in the Proxy Statement.

As of the record date for the Special Meeting, there were 10,020,128 shares of the Company’s common stock outstanding and 100,000 shares of Series A Convertible Preferred Stock, convertible into a total of 291,030 shares of common stock, outstanding, constituting all of the outstanding voting securities of the Company. At the Special Meeting, shares with the voting power of 5,845,515 shares of common stock, or 56.69 % of the total voting power of the Company’s outstanding capital stock entitled to vote, were represented by proxy.

The final results for each of the proposals submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal 1 – To approve the AudioEye, Inc. 2020 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
5,738,043	103,062	4,410	0

Proposal 2 – To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum.

For	Against	Abstain	Broker Non-Votes
5,741,713	99,498	4,304	0

Proposal 1 and Proposal 2 were approved, each receiving the affirmative requisite vote of the holders of shares of the Company’s common stock and Series A Convertible Preferred Stock, voting together as a single class. Although Proposal 2 was approved, the adjournment of the Special Meeting to solicit additional proxies was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve Proposal 1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	AudioEye, Inc. 2020 Equity Incentive Plan
10.2	Form of Restricted Stock Unit Award Agreement (Time-Based) under the AudioEye, Inc. 2020 Equity Incentive Plan
10.3	Form of Restricted Stock Unit Award Agreement (Non-Employee Director Awards) under the AudioEye, Inc. 2020 Equity Incentive Plan
10.4	Form of Performance Stock Unit Award Agreement (Performance-Based) under the AudioEye, Inc. 2020 Equity Incentive Plan
10.5	Form of Incentive Stock Option Award Agreement under the AudioEye, Inc. 2020 Equity Incentive Plan
10.6	Form of Non-Qualified Stock Option Award Agreement under the AudioEye, Inc. 2020 Equity Incentive Plan
10.7	Form of Other Stock-Based Award Agreement under the AudioEye, Inc. 2020 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 10, 2020	AudioEye, Inc.
(Registrant)

	By	/s/ Sachin Barot
Name: Sachin Barot
Title: Chief Financial Officer